THIS IMPLEMENTATION AGREEMENT is made on 24 May 2006

Between

(1)	REYNOLDS & REYNOLDS UK HOLDING LIMITED (registered in England and Wales with registered number 5752822) whose registered office is at 3 Vale Park Business Centre, Vale Park, Evesham WR11 1GN (Bidco); and

(2)	DCS GROUP PLC (registered in England and Wales with registered number 237095) whose registered office is at Clarendon House, Clarendon Square, Leamington SPA, Warwickshire CV32 5QJ (DCS).

Whereas:

(A) Bidco proposes to announce immediately following execution of this Agreement a firm intention to make a recommended cash offer for the entire issued and to be issued ordinary share capital of DCS (the Acquisition) pursuant to Rule 2.5 of The City Code on Takeovers and Mergers (Rule 2.5 Announcement).

(B) Bidco and DCS intend that the Acquisition shall be implemented by means of a scheme of arrangement under section 425 of the Companies Act 1985, to be proposed by DCS to the DCS Shareholders.

(C) The Acquisition will be made on the terms and subject to the conditions referred to in the Press Announcement (as defined below) and this Agreement and to be set out in the Scheme Document (as defined below).

(D) Bidco reserves the right, as set out in this Agreement and the Press Announcement, to elect to implement, by making a takeover offer (the Offer) for the entire issued and to be issued share capital of DCS rather than by way of a scheme of arrangement, pursuant to section 425 of the Companies Act.

It Is Agreed as follows:

1. Definitions And Interpretation

1.1 In this Agreement, the headings shall not affect interpretation and the following expressions shall have the following meanings:

Acquisition has the meaning given to it in Recital (A);

Articles means the articles of association of DCS in force at the date of this Agreement;

Bidco Group means Mercury and its subsidiary undertakings;

Business Day means a day (other than a Saturday or Sunday) on which banks in the City of London are generally open for business;

Capital Reduction means the reduction of DCS’ share capital associated with the Scheme and as provided for under section 137 of the Companies Act;

Clearances means all consents, clearances, permissions and waivers as may be necessary or desirable, and all filings and waiting periods as may be necessary or desirable, from or under the laws, regulations or practices applied by any Relevant Authority in connection with the implementation of the Acquisition (including, but not limited to any such consents, clearances, permissions, waivers and all filings and waiting periods as are set out in the Conditions) and references to Clearances having been satisfied shall be construed as meaning that the foregoing have been obtained on terms satisfactory to Bidco or, where appropriate, made or expired;

City Code means the City Code on Takeovers and Mergers;

Companies Act means the UK Companies Act 1985 (as amended);

Conditions mean the conditions to the Acquisition which are set out in Schedule 1 to this Agreement;

Court means the High Court of Justice in England and Wales;

Court Meeting the meeting of the Scheme Shareholders to be held at 10 a.m. on 5 July 2006 to consider and, if thought fit, approve the Scheme, and any adjournment thereof;

Court Order means the order of the Court sanctioning the Scheme under section 425 of the Companies Act and confirming the Capital Reduction under section 137 of the Companies Act;

Directors means the directors of DCS from time to time;

Effective Date means the date upon which the Scheme becomes effective in accordance with its terms or, as appropriate, the Offer becomes wholly unconditional;

EGM Resolutions means the resolutions to be proposed at the Extraordinary General Meeting in connection with the Scheme to approve certain amendments to the Articles for the purposes of approving and implementing the Scheme, the Capital Reduction and such other matters as may be agreed between DCS and Bidco as necessary or desirable for the purposes of implementing the Scheme;

Extraordinary General Meeting means the extraordinary general meeting of DCS Shareholders to be held at 10.15 on 5 July 2006 (or as soon thereafter as the previous meetings shall have been concluded or adjourned) to consider and, if thought fit, approve, amongst other things, matters relating to the Scheme, and any adjournment thereof;

DCS Connected Person means, in relation to DCS, each member of the DCS Group and each of their respective directors, officers, employees, consultants, agents and advisers;

DCS Group means DCS and its subsidiary undertakings;

DCS Shareholders means the holders of DCS Shares;

DCS Shares means the ordinary shares of 25 pence each in the capital of DCS;

DCS Share Schemes means the Approved Share Option Scheme of DCS adopted on 18 May 1999 as amended on 18 May 1999, 11 June 1999, 14 November 2001, 16 May 2002 and 29 September 2005; the Unapproved Share Option Scheme adopted by DCS on 18 May 1999 and amended on 14 November 2001, 16 May 2002 and 29 September 2005; and the 2005 Enterprise Management Incentive Scheme adopted by DCS on 29 September 2005;

Group means, in relation to any person, that person and any companies which are Holding Companies or subsidiary undertakings of it or of any such Holding Company;

Hearing Date means the date of the commencement of the hearing by the Court of the petition to sanction the Scheme;

Hearing Record Time means 6.00 p.m. on the Business Day immediately preceding the Hearing Date;

Holding Company shall have the meaning ascribed to it in section 736 of the Companies Act;

Independent Competing Offer means an offer, tender offer, scheme of arrangement, recapitalisation, merger or business combination or other transaction (whether or not subject to any preconditions) which is to be made or entered into by any third party which is not an associate (as defined in the City Code) of Bidco and the purpose of which is to acquire all or a significant proportion (being 50 per cent. or more when aggregated with shares already held by such party and any associate (as defined in the City Code) of such party) of DCS’ shares, or all or a significant proportion (being 50 per cent. or more) of its undertaking, assets or business, or any other arrangement or transaction or series of the same which is inconsistent with the implementation of the Acquisition;

London Stock Exchange means the London Stock Exchange plc;

Mercury means the The Mercury Company;

Offer has the meaning given to it in Recital (D);

Offer Document means the document which would be despatched to DCS Shareholders and others containing, amongst other things, the terms and conditions of the Offer if made and, where the context so admits, includes any form of proxy, election, notice or other document required in connection with the Offer;

Panel means the Panel on Takeovers and Mergers;

Press Announcement means the draft press announcement set out in Schedule 1;

Registrar means the Registrar of Companies for England and Wales;

Relevant Authority means any court or competition, antitrust or supervisory body or supra-national authority or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction and including, for the avoidance of doubt, the Panel;

Scheme means the scheme of arrangement proposed to be made under section 425 of the Companies Act between DCS and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by DCS and Bidco;

Scheme Document means the document to be posted to DCS Shareholders and others containing, amongst other things, the terms and conditions of the Scheme, certain information about DCS and Bidco and the notices of the Extraordinary General Meeting and the Court Meeting and, where the context so admits, includes any form of proxy, election, notice, court document, meeting advertisement or other document required in connection with the Scheme;

Scheme Hearing the hearing or hearings by the Court of the petition to sanction the Scheme, to confirm the Capital Reduction and to grant the Court Order;

Scheme Record Time means 6.00 p.m. (London Time) on the Business Day immediately prior to the Effective Date;

Scheme Shareholders means holders of Scheme Shares;

Scheme Shares means DCS Shares:

(a)	in issue as at the date of the Scheme Document;

(b)	(if any) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(c)	(if any) issued on or after the Scheme Voting Record Time and prior to 6.00 p.m. (London time) on the day before the Scheme Hearing either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, but excluding any DCS Shares held by Bidco;

Scheme Voting Record Time means the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;

Timetable means, in relation to the implementation of the Scheme, the indicative timetable set out in Schedule 2;

Third Party Announcement means an announcement made by a third party, which is not acting in concert with Bidco, of a firm intention to make an offer (whether or not subject to pre-conditions or to be implemented by scheme of arrangement or tender offer) for the entire issued DCS Shares, pursuant to Rule 2.5 of the City Code; and

Third Party Transaction means the firm intention to make the offer (whether or not subject to pre-conditions) for the entire issued DCS Shares as referred to in a Third Party Announcement.

1.2 In this Agreement, unless the context otherwise requires:

(a)	references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	headings do not affect the interpretation of this Agreement; the singular shall include the plural and vice versa; and references to one gender include all genders;

(c)	references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(d)	references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England; and

(e)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3 Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described in (i) or (ii) above, provided that the liability of any party shall not be increased by any enactment, amendment or consolidation made after the date of this Agreement.

1.4 The Schedules comprise schedules to this Agreement and form part of this Agreement.

1.5 Where there is any inconsistency between the definitions set out in this clause and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

2. Implementation of the Acquisition

2.1 Immediately following the execution of this Agreement, or at such other time as may be agreed between the parties, DCS and Bidco shall procure the release of the Press Announcement, and the obligations of DCS and Bidco under this Agreement, other than this Clause 2.1, shall be conditional on such release.

2.2 The principal terms of the Acquisition shall be as set out in the Press Announcement together with such other terms or as otherwise modified as DCS and Bidco may agree in writing. The terms of the Acquisition at the date of posting of the Scheme Document shall be set out in the Scheme Document. Unless and until this Agreement is terminated in accordance with its terms, each of the parties shall use all reasonable endeavours to implement the Acquisition and each stage of the Acquisition and (so far as they each may be reasonably able) to achieve satisfaction of the Conditions as promptly as reasonably practicable, save that nothing in this Agreement shall oblige Bidco to waive the Conditions or treat them as satisfied.

2.3 DCS and Bidco undertake to each other (to the extent that such steps have not already been taken prior to the date hereof):

(a)	to make, as soon as reasonably practicable, such filings with the Relevant Authorities, jointly or separately, as are necessary or expedient for the implementation of the Acquisition;

(b)	to provide as soon as reasonably practicable in consultation with each party such information as may be reasonably requested by a Relevant Authority;

(c)	promptly to notify the other party and provide copies of any material communications with a Relevant Authority in connection with the implementation of the Acquisition save in respect of any information the circulation of which would adversely affect the other’s legitimate business interests; and

(d)	if necessary (and if permitted by the Relevant Authority), to negotiate jointly with any Relevant Authority in relation to any undertakings, orders or agreements which such Relevant Authority requires to facilitate and/or implement the Acquisition (whether or not the consent of that Relevant Authority is required to satisfy the Conditions) provided, for the avoidance of doubt, that this provision shall not require either DCS or Bidco to agree any such undertakings, orders or agreements which it considers it cannot reasonably be expected to agree or which would involve more than insignificant expenditure.

2.4 Each party undertakes to keep the other informed reasonably promptly of developments which are material or reasonably expected to be material to the obtaining of the Clearances by the dates of the Scheme Hearing and the Effective Date, as set out in the Timetable.

3. Obligations of DCS and Bidco

3.1 Each of DCS and Bidco shall as soon as reasonably practicable prepare and, subject to the approval of the Court, as appropriate, publish and circulate as soon as reasonably practicable (if relevant, in a manner approved by the Court):

(a)	the Scheme Document;

(b)	such other information as is or may be required by the City Code, the Panel, the Companies Act, the Financial Services Authority, the London Stock Exchange or any other applicable legal or regulatory requirement or body; and

(c)	such other information as DCS and Bidco shall agree.

3.2 Each of DCS and Bidco undertakes to the other that it will co-operate and, as soon as reasonably practicable, take or cause to be taken all such steps as are within its power and necessary to implement the Acquisition, including without limitation:

(a)	DCS instructing such Counsel as the parties may agree, acting reasonably;

(b)	if relevant, as soon as reasonably practicable following completion of the preparation of the Scheme Document, applying to the Court for leave to convene the Court Meeting and filing such documents as may be necessary in connection therewith;

(c)	settling the Scheme Document, all necessary advertisements and (where required) the forms of proxy with the Court;

(d)	if relevant, upon

(i)	the Court making the order necessary for the purpose of convening the Court Meeting;

(ii)	any necessary advertisements, the Scheme Document and forms of proxy being settled with the Court; and

(iii)	such documents (in so far as required) being approved by the London Stock Exchange and/or the Panel,

in accordance with the relevant orders of the Court and always in a timely manner, publishing the requisite advertisements and arranging for the posting of the Scheme Document to the DCS Shareholders and others entitled to receive the same and thereafter publish and/or post such other documents and information as the Court may approve or direct from time to time in connection with the due implementation of the Scheme;

(e)	if relevant, DCS convening, holding and transacting the relevant business at each of the Extraordinary General Meeting and the Court Meeting at the time and date specified in the Scheme Document and proposing the resolutions set out in the notices of those meetings (as appropriate) without material amendments and, in the case of the Extraordinary General Meeting, such resolutions to be proposed shall include a resolution requiring all DCS Shares validly issued after the Scheme Record Time to be transferred to Bidco;

(f)	if relevant, prior to the Extraordinary General Meeting, DCS keeping Bidco informed, on a regular basis or as soon as reasonably practicable following a request from Bidco, of the number of proxy votes received in respect of the resolutions to be proposed at the Extraordinary General Meeting and the identity of the relevant Scheme Shareholders;

(g)	if relevant, DCS acknowledging that Bidco may, prior to the Extraordinary General Meeting, appoint a proxy solicitation agent to facilitate proxy voting by the DCS Shareholders;

(h)	if relevant, DCS holding the Extraordinary General Meeting and taking all reasonable steps to procure that the Court Meeting is held and proposing the resolutions set out in the notices thereof;

(i)	if relevant, DCS not allotting or issuing any DCS Shares between 6.00 pm on the Business Day before the Scheme Hearing and the time at which the Scheme becomes effective;

(j)	if relevant, following the Extraordinary General Meeting and the Court Meeting and assuming the necessary resolutions are passed by the requisite majorities, unless Bidco has given DCS notice that it is entitled to invoke one or more of the Conditions with the consent of the Panel (in which case the prior written consent of Bidco will be required), DCS seeking, as soon as reasonably practicable, the sanction of the Court to the Scheme and taking any other action within its power which is reasonably necessary to obtain the sanction of the Court to the Scheme on the same day (including, for the avoidance of doubt, ensuring that the Scheme Hearing takes place on the same day);

(k)	if relevant, DCS taking steps in consultation with Bidco to ensure that the issue of shares to Bidco in accordance with the Scheme is effective at the time that DCS causes an office copy of the Court Order to be filed with the Registrar; and

(l)	save as may otherwise be agreed between them, using all reasonable endeavours to ensure the time period between the posting of the Scheme Document and the Effective Date is as short as reasonably possible.

3.3 DCS and Bidco shall provide each other with such other assistance as may reasonably be required to enable each of them to comply with its respective obligations under this Agreement.

3.4 DCS and Bidco shall each work diligently with a view to posting the Scheme Document within 28 days from the date hereof. DCS confirms to Bidco that the Scheme Document will contain provisions in accordance with the terms and conditions set out in the Press Announcement and as further agreed between DCS and Bidco.

3.5 Should any supplemental circular or announcement be required to be published or submitted to the Court in connection with the Acquisition (a Supplemental Document) each party shall provide such co-operation and information (including such information as is necessary for the Supplemental Document to comply with all applicable legal and regulatory provisions) as the other may reasonably request and is reasonably necessary to finalise and publish promptly such Supplemental Document.

3.6 No party shall (unless required by the Court or with the consent of the other party, such consent not to be unreasonably withheld or delayed) agree to (i) any amendment to the Timetable (including an extension of time) or variation or amendment to the Scheme; or (ii) an amendment, revision, withdrawal or non-enforcement, in whole or in part, of the Scheme.

3.7 DCS confirms that after the date of this Agreement until the expiry or termination hereunder:

(a)	there shall be no further grants of options or share awards under the DCS Share Schemes; and

(b)	there shall be no further DCS Shares issued or allotted save pursuant to the exercise of options or vesting of awards in existence at the date of this Agreement.

3.8 DCS shall not seek to revise the Scheme Document, amend the terms of the Acquisition or to adjourn the Extraordinary General Meeting without the prior written consent of Bidco (not to be unreasonably withheld or delayed).

3.9 Bidco may elect at any time to the implement the Acquisition by way of the relevant Offer, whether or not the Scheme Document has been posted. Provided that an Offer is made in accordance with the terms and conditions set out in the Press Announcement (subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. as Bidco may decide) and with the consideration being equal to or greater than that specified in the Press Announcement, DCS agrees that the relevant Offer shall, save in the circumstances set out in clauses 3.10 and/or 5.1 below, be recommended by the Directors to the DCS Shareholders (which recommendation shall be unanimous and unqualified).

3.10 In the event that Bidco elects to implement the Acquisition by way of an Offer, the Directors shall not be required to recommend, or to maintain their recommendation of the Offer pursuant to clause 3.9 if they are of the reasonable opinion that the date on which the relevant Offer is likely to become wholly unconditional would occur more than 7 days after the scheduled Effective Date for the Scheme (as set out in the Timetable or as amended pursuant to clause 3.6).

3.11 Bidco undertakes to use all reasonable endeavours to make an offer in accordance with Rule 15 of the City Code to participants in the DCS Share Schemes at the same time as, or as soon as reasonably practicable thereafter, the Scheme Document is posted, and to consult in a timely manner with the DCS Remuneration Committee as to the content of such offer.

4. Information on DCS and Bidco

4.1 DCS agrees to consult with Bidco as to amendments to the form and content of the Scheme Document following execution of this Agreement, to seek the approval (not to be unreasonably withheld or delayed) of Bidco of the relevant amendments to the Scheme Document before it is posted and to afford Bidco sufficient time to consider the amendments to the Scheme Document in order to give such approval. Bidco undertakes to provide DCS as soon as reasonably practicable with all such information about itself and the Bidco Group as may reasonably be required for inclusion in the Scheme Document and to provide all such other assistance as may reasonably be required in connection with the preparation of the Scheme Document, including access to, and ensuring the provision of reasonable assistance by, relevant professional advisers. DCS and Bidco shall co-operate and consult with each other in the preparation and publication of any other document or filing which is required or which DCS and Bidco (as the case may be) reasonably consider to be necessary or appropriate for the purposes of implementing the Acquisition.

5. Recommendation

5.1 DCS agrees that the Scheme Document shall incorporate a unanimous and unqualified recommendation from the Directors to vote in favour of the resolutions to be proposed at the Extraordinary General Meeting except to the extent that the Directors having taken legal advice, have determined in good faith, following a Third Party Announcement, that such recommendation should not be given or should be withdrawn or modified where not to do so would be a breach of their fiduciary duties or needs to be modified in the light of financial advice received which they are required to disclose to shareholders under Rule 3.1 of the City Code. However, notwithstanding the absence, withdrawal or modification of such recommendation, DCS agrees it will continue to be bound by the requirements of this Agreement (subject to termination of this Agreement pursuant to clause 10).

6. Conduct Pending Completion of the Acquisition

6.1 Pending the Effective Date:

(a)	DCS shall carry on its businesses in the ordinary course and save as disclosed to Bidco or otherwise in accordance with the terms of existing arrangements entered into prior to the date of this Agreement or with the consent of Bidco shall not undertake any material commitment or enter into any material contract or acquire or dispose of any material assets, liabilities or businesses otherwise than in the ordinary course of business. For the purposes of this clause 6.1(a), a matter shall be material if it amounts to or exceeds five per cent. of the consideration payable to the holders of shares or options in DCS under the Acquisition;

(b)	DCS will not deliberately conceal any matter which is reasonably likely to constitute a breach of, or prevent satisfaction of, any of the Conditions;

(c)	other than in relation to intra-DCS Group transactions, DCS shall not recommend, declare, announce, pay or make or propose the recommendation, declaration, payment or making of, any bonus, dividend, or other distribution to its shareholders, without the prior written consent of Bidco (not to be unreasonably withheld or delayed);

(d)	except pursuant to existing options or save as otherwise contemplated pursuant to the Scheme, DCS shall not alter the authorised or allotted or issued share capital of DCS, nor grant any options or other rights to subscribe for any shares, without the prior written consent of Bidco (not to be unreasonably withheld or delayed);

(e)	DCS shall not amend the Articles other than pursuant to the resolution to be proposed at the Extraordinary General Meeting, without the prior written consent of Bidco (not to be unreasonably withheld or delayed);

(f)	DCS shall not otherwise take any action which it knows would be prejudicial to the successful outcome of the Acquisition or which would or would be reasonably be expected to have the effect of preventing any of the Conditions from being fulfilled;

(g)	DCS shall not repay, accelerate or otherwise amend the terms of any indebtedness outstanding by any member of the DCS Group, otherwise than in the usual course of carrying on its business or cancel any facilities available to any member of the DCS Group without the prior written consent of Bidco (not to be unreasonably withheld or delayed); and

(h)	DCS shall not agree to do any of the matters referred to in paragraphs 6.1(a) to 6.1(g) above.

6.2 Bidco and DCS agree to comply with the provisions of Schedule 3.

7. Conditions of the Acquisition and the Scheme

7.1 The parties have agreed that the Acquisition is conditional upon the Scheme becoming effective in accordance with its terms or the Offer becoming wholly unconditional by 31 August 2006.

8. Undertakings

8.1 DCS agrees that it will not, and it will procure that none of its subsidiary undertakings or any of its or their respective directors, employees, advisers, agents or representatives (Associated Persons) will, directly or indirectly:

(a)	solicit, initiate or encourage the submission of proposals, indications of interest or offers of any kind which could reasonably be expected to lead to an Independent Competing Offer;

(b)	enter into or participate in any discussions or negotiations with any such person in relation to an Independent Competing Offer or which could reasonably be expected to lead to an Independent Competing Offer; or

(c)	provide any information to any third party in connection with a possible Independent Competing Offer, other than as required by Rule 20.2 of the City Code.

8.2 Without prejudice to any claim for antecedent breaches of clause 8.1, the undertakings in clause 8.1 will not prevent, nor will any other provisions of this Agreement prevent, the Directors responding to a proposal from a third party where the indicative offer price therein exceeds that contemplated by the Acquisition (expressed as a cash price, whether the offer be for cash, shares or some other form of consideration or a combination thereof) (a Higher Offer) or the Directors have received written legal advice that to do so is necessary to comply with their fiduciary duties. If DCS decides to respond to a third party, DCS shall first provide reasonable details (having regard to the need to comply with applicable statutes and regulations) of the Higher Offer and the legal advice (if applicable) to Bidco before responding to the third party.

8.3 DCS will immediately inform Bidco if:

(a)	it or any of its Associated Persons is informed of any proposal that could reasonably be expected to lead to an Independent Competing Offer or it enters into any discussions in relation to the same; or

(b)	it or any of its Associated Persons provides information to a third party in connection with any proposal that could reasonably be expected to lead to an Independent Competing Offer.

8.4 DCS confirms to Bidco that it is not currently in discussions that could reasonably be expected to lead to an Independent Competing Offer.

9. Matching Right

9.1 DCS undertakes that in the event that an Independent Competing Offer is announced it shall not (and it shall procure that no DCS Connected Person shall) accept, recommend, approve or enter into any agreement to implement such Independent Competing Offer and shall not recommend such Independent Competing Offer before the date which is ten Business Days after the date on which the Independent Competing Offer is announced, unless Bidco shall notify DCS that it does not intend to increase its offer or Bidco shall have failed:

(a)	within eight Business Days of the announcement of the Independent Competing Offer to confirm to DCS that it intends to increase its offer to a price per share greater than that provided under the Independent Competing Offer; and

(b)	to announce any such increase as is referred to in clause 9.1(a) within nine Business Days of the announcement of the Independent Competing Offer.

10. Termination

10.1 This Agreement may be terminated and, subject to clause 10.2, all obligations of DCS and Bidco hereunder shall cease forthwith in any of the following circumstances:

(a)	as agreed in writing between DCS and Bidco at any time prior to completion of the Acquisition;

(b)	upon service of a notice by Bidco on DCS in the event of a material breach by DCS of any term of this Agreement which, if capable of remedy, it has failed to remedy within twenty-eight days of a notice from the other party requesting the same;

(c)	by Bidco giving notice to DCS that if any of the Conditions (other than Condition 1) which has not been waived, is (or becomes) incapable of satisfaction and that, notwithstanding it has the right to waive such condition, it will not do so, or if any Condition which is incapable of waiver is (or becomes) incapable of satisfaction (and in each case the Panel has permitted Bidco to invoke such Condition);

(d)	by DCS or Bidco, upon service of a notice to the other party if at any time prior to satisfaction of the Conditions a person not acting in concert with Bidco unconditionally acquires more than 50% of the issued share capital of DCS;

(e)	if the Scheme is not sanctioned by the DCS Shareholders at the Court Meeting or the EGM Resolutions are not approved at the Extraordinary General Meeting; or

(f)	if the Effective Date has not occurred by 31 August 2006 (or such later date as may be agreed by the parties).

10.2 Termination of this Agreement shall be without prejudice to the rights of either of the parties which have arisen prior to termination and any claim in respect of a breach of this Agreement. Clauses 10, 11, 12, 13 and 14 shall survive termination.

11. Costs

Without prejudice to its other rights pursuant to this Agreement or as otherwise agreed in writing (or in relation to a breach by either party of the terms of this Agreement), each party shall pay its own costs and expenses incidental to the Acquisition.

12. Announcements

12.1 Subject to clause 12.2, prior to satisfaction or waiver (as the case may be) of the Conditions, except as may be agreed by DCS and Bidco, no announcement or statement shall be made regarding the Acquisition except on a joint basis or on terms agreed in advance by DCS and Bidco. This clause shall cease to apply in the event that the Directors have withdrawn their recommendation to DCS Shareholders to vote in favour of the resolutions to implement the Acquisition.

12.2 The restriction in clause 12.1 shall not apply to any announcement or statement required by applicable law, regulation, court order, the Panel, Financial Services Authority, the London Stock Exchange or the rules of any other stock exchange provided that the party required to make such an announcement or statement will, if practicable, consult with the other party as to the content and timing of such announcement or statement and the extent of the required disclosure.

13. Entire Agreement

13.1 This Agreement constitutes the whole and only agreement between the parties relating to the Acquisition and supersedes any previous agreement whether written or oral between the parties in relation to the Acquisition.

13.2 Each party acknowledges that in entering into this Agreement it is not relying upon any pre-contractual statement that is not set out in this Agreement.

13.3 Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement.

13.4 For the purposes of this clause, pre-contractual statement means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement.

14. Miscellaneous

Notices under this Agreement shall be given in writing by personal delivery or recorded delivery mail or by facsimile transmission, with a confirmation copy despatched by personal delivery or recorded delivery mail, and shall be effective when received. Notices shall be given as follows:

(a)	if to DCS:

FAO Fax:	Stephen Yapp +44 (0) 1926 450183

(b)	if to Bidco:

FAO Fax:	The Executive Vice-President, International and the General Counsel +1-937-485-0978

14.2 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(a)	if delivered personally, on delivery;

(b)	if sent by facsimile, when sent (with receipt confirmed); and

(c)	if sent by courier, on delivery.

14.3 The provisions of this Agreement may be modified or amended only by written agreement of DCS and Bidco.

14.4 The rights and obligations of DCS and Bidco under this Agreement are not assignable.

14.5 Notwithstanding any other provision of this Agreement, any obligation or restriction imposed upon DCS under this Agreement shall not be binding upon DCS if the Directors consider in good faith having, where reasonably practicable, consulted Bidco and taken legal advice, that compliance would, or is reasonably likely to, give rise to a breach of their fiduciary duties.

14.6 Notwithstanding any other provision of this Agreement, in the event of an Independent Competing Offer, DCS shall be entitled to communicate with its shareholders and optionholders to the extent that such communication is required to comply with applicable law, regulation, court order, the Panel, Financial Services Authority, the London Stock Exchange or the rules of any other stock exchange or the Directors (having taken appropriate legal advice) reasonably consider that they would be in breach of their fiduciary duties not to do so.

14.7 A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

14.8 If any provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, but would be valid and enforceable if deleted in whole or in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable but the enforceability of the remainder of this Agreement shall not be affected.

14.9 Except as otherwise expressly provided, time is of the essence of this Agreement.

14.10 This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

14.11 This Agreement and the Acquisition shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English Courts.

In witness whereof this Agreement has been entered into on the date stated on page 1.

SIGNED by Douglas Ventura	) DOUGLAS VENTURA
for and on behalf of	)
REYNOLDS & REYNOLDS UK	)
HOLDING LIMITED	)
SIGNED by Ben Gujral	) BEN GUJRAL
for and on behalf of	)
DCS GROUP PLC	)

SCHEDULE 1

Press Announcement

SCHEDULE 2

Timetable

Timetable for Scheme

Date	Event
24 May 2006	Release of Rule 2.5 Announcement

5 June 2006	Issue of claim form for leave to convene meeting [NB. Scheme Document to be in substantially final form by this date]

9 June 2006	Hearing of claim form for leave to convene meeting

13 June 2006	Post Scheme Document to DCS Shareholders

21 clear days notice for Capital Reduction special resolution

5 July 2006	Court Meeting and Extraordinary General Meeting of DCS Shareholders to approve Scheme, Capital Reduction and any amendments to the Articles

File with the Court:

•	Application notice to fix the petition hearing date;

•	The Petition;

•	Witness Statement in support of the Petition;

•	Chairman’s Report; and 7 July 2006

•	Witness Statement re posting of meeting notices —— — 14 July 2006 Directions Hearing —— — 26 July 2006 Court Hearing of Petition —— — 26 July 2006 Scheme Record Date —— — 27 July 2006 Effective Date —— —

SCHEDULE 3

Employee Matters

DCS and Bidco agree that the following arrangements will, subject to the proposals becoming effective in all respects, be implemented with respect to DCS’ current benefit arrangements:

Share Schemes

Options are outstanding under the DCS Approved Share Option Scheme, the DCS Unapproved Share Option Scheme and the DCS 2005 Enterprise Management Incentive Scheme (together the DCS Share Schemes).

DCS and Bidco agree that it is the commercial intention of the parties that outstanding options under the DCS Share Schemes become exercisable as a consequence of the Scheme becoming effective.

Assuming that the Acquisition is effected by way of a Scheme, Bidco agrees that the Articles of Association of DCS be amended so that any DCS Shares issued after the Hearing Record Time including pursuant to the exercise of options under the DCS Share Schemes will be acquired by Bidco on the same terms as were available to other shareholders under the Scheme.

Participants whose options under the DCS Share Schemes are exercisable conditional on the Scheme becoming effective (or whose options are already exercisable and are exercised at that date), will not be required to finance the exercise of such options. Instead, arrangements will be put in place (cashless exercise) by which the exercise price (and any income tax and employee’s and employer’s National Insurance Contributions (NICs) due on the exercise of any non-tax favoured options) will be deducted from the consideration due to participants on the acquisition of their DCS Shares and paid to DCS (which will deduct any income tax and employee’s and employer’s NICs due and remit such employee’s and employer’s NICs and income tax to HM Revenue and Customs).

DCS agrees that during the period from the date of this Agreement to the Effective Date it will not, without the prior consent of Bidco make any amendments to the rules of any of the DCS Share Schemes or to the terms of any option granted thereunder.

24 MAY 2006

REYNOLDS & REYNOLDS UK HOLDING LIMITED

DCS GROUP PLC

IMPLEMENTATION AGREEMENT
CONTENTS

Clause Page

1.	DEFINITIONS AND INTERPRETATION

2.	IMPLEMENTATION OF THE ACQUISITION

3.	OBLIGATIONS OF DCS AND BIDCO

4.	INFORMATION ON DCS AND BIDCO

5.	RECOMMENDATION

6.	CONDUCT PENDING COMPLETION OF THE ACQUISITION

7.	CONDITIONS OF THE ACQUISITION AND THE SCHEME

8.	UNDERTAKINGS

9.	MATCHING RIGHT

10.	TERMINATION

11.	COSTS

12.	ANNOUNCEMENTS

13.	ENTIRE AGREEMENT

14.	MISCELLANEOUS

SCHEDULE 1

Press Announcement

SCHEDULE 2

Timetable

Timetable for Scheme

SCHEDULE 3

Employee Matters